UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

Better Choice Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Prospect Street Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, Mr. David Lelong notified Better Choice Company Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Lelong remains as the President, Chief Financial Officer, Secretary and Treasurer of the Company.

On March 15, 2019, the Board appointed the Company’s Co-Chief Executive Officers, Mr. Damian Dalla-Longa and Ms. Lori Taylor, to the Board, as well as Mr. Jeff Davis and Michael Galego. Mr. Galego will be the Chairman of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2019, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to effect a one-for 26 reverse split of the Company’s class of common stock. The Amendment took effect on March 15, 2019. No fractional shares will be issued or distributed as a result of the Amendment.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the full text of the Amendment filed as Exhibit 3.1 hereto which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit	Description
3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER CHOICE COMPANY INC.

Date: March 20, 2019	By: /s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Co-Chief Executive Officer